                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the use of our report dated March 21, 2003, except for Note 23, as to which the date is April 23, 2003 included in the Annual Report on Form 10-K of GTECH Holdings Corporation for the year ended February 22, 2003, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-83492-01) and in the related Prospectus and in the Registration Statements (Forms S-8 No. 333-56106, No. 333-42932, No. 333-64167, No.
333-57781, No. 33-88426, No. 333-27835, and No. 333-27831) of GTECH Holdings
Corporation of our report dated March 21, 2003, except for Note 23, as to which the date is April 23, 2003, with respect to the consolidated financial statements and schedule of GTECH Holdings Corporation included in the Annual Report (Form 10-K/A) for the fiscal year ended February 22, 2003.


Boston, Massachusetts
June 18, 2003                                 /s/ Ernst & Young LLP